UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 16, 2019

NORDSTROM, INC.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (206) 628-2111

Inapplicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

On September 16, 2019, Nordstrom, Inc. (the “Company”) announced the appointment of Kenneth J. Worzel to the position of Chief Operating Officer. Mr. Worzel has served the Company in various executive and leadership roles since 2010, most recently as Chief Digital Officer and President of Nordstrom.com. In connection with the appointment of Mr. Worzel to this position, the Compensation, People and Culture Committee of the Company’s Board of Directors of the Company increased his base salary to $875,000 per annum, effective as of the date of the announcement. In satisfaction of the disclosure required by Regulation S-K Items 401(b), (d) and (e), the section of the Company’s Proxy Statement entitled “Executive Officers”, filed with the Securities and Exchange Commission on April 12, 2019, is incorporated by reference herein. With respect to Regulation S-K Item 404(a), there are no relationships or related party transactions between Mr. Worzel and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: September 19, 2019